SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): April 14, 2006

Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer
incorporation or organization)		Identification No.)
3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices) (Zip Code)
(714) 545-0100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
On April 14, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Valeant Pharmaceuticals International (the “Company” or “Valeant”) approved the performance bonus program for fiscal year 2006 under the Company’s Executive Incentive Plan.
The Executive Incentive Plan is aimed at recognizing and rewarding the Executives who significantly influence the strategy, direction and performance of the Company.
Valeant’s Executive Incentive Plan is built upon the financial and strategic plan of the Company:
•	It is designed to recognize and reward contributions to Valeant’s success.

•	It provides our Executives with a powerful incentive to achieve financial and strategic goals.

•	It directly ties pay to performance, based on clearly defined objectives.
Each bonus award depends on the Executive’s base salary and grade level, on how well the Company and the Executive’s region or division succeed in meeting their financial goals, and how well the Executive individually performs on his or her strategic initiatives.
Eligibility for the Plan
The Executive Incentive Plan includes only participants in the Company’s Operations Committee.
An Executive must be hired before October 1 of the plan year to be eligible for the current year’s award and must be an employee on the day the award is paid. The Executive must also have a minimum of “meets expectations” on his or her annual performance appraisal. Eligibility to participate in one year does not guarantee eligibility in succeeding years. At the beginning of each fiscal year, the Chief Executive Officer will designate those individuals eligible to participate in the Executive Incentive Plan. But only those individuals with an Annual Incentive Plan Commitment Summary signed by the CEO will participate.
Participation in the Executive Incentive Plan precludes participation in any other annual incentive plan, sales compensation plan, or special retention program unless specifically approved by the CEO of Valeant.
Plan Overview
The Compensation Committee of the Board of Directors has approved Valeant’s performance goals for this year based on those business strategies and operating plans that drive shareholder value. For example:
•	EBITDA

•	Revenue

•	Earnings Per Share

•	Working Capital

•	Expense Control

•	Strategic initiatives (using quantitative measures or key milestones)
To be eligible for an award from the Executive Incentive Plan, an Executive must meet specific goals in these areas. In addition, each Executive’s performance will be weighted in different areas, depending on his or her position in the Company.

Performance Measures and Weightings
Each Executive’s award will be based on the following two measures:
•	Financial Performance

•	Strategic Initiatives (SIs)
Financial Performance — Financial goals will vary each year and may include revenue, EBITDA, earnings, operating expenses, working capital, cash generation and EPS. Financial measures (other than EPS) are based on the local currency in which the Participant operates (local currency at plan rates may be used). An Executives position will determine the weight given to financial and strategic goals. Those Executive’s who have profit and loss line responsibility will have the greatest emphasis placed on Financial Performance.
The following are the 2006 performance goal weightings for the Chief Executive Officer and President, the Chief Financial Officer and each of the Regional Directors:

	Financials	Strategic Initiatives
CEO and President	85%	15%
CFO	85%	15%
Regional Directors	88%	12%
If a financial goal is proposed to be changed during the course of the fiscal year, an Annual Incentive Plan Exception/Change Request Form must be completed. The exception or change is not in effect until the CEO signs the form.
Strategic Initiatives – Strategic initiatives are project based goals, each of which may be weighted differently, according to the judgment of the CEO. Specific weighting for each SI should equal the total of the weighting for the SI portion of the award opportunity. No more than five (5) SI’s are permitted. More than five SI’s indicates a lack of focus which is the opposite of targeted Strategic Initiatives.
If business events occur which will result in the need to change a Strategic Initiative or replace it with another one, an Annual Incentive Plan Exception/Change Request Form must be completed. The exception or change is not in effect until the CEO signs the form.
Discretionary Adjustment – On an exception basis, once the formula award has been calculated, the CEO may recommend to the Compensation Committee an increase (or decrease) of an Executive’s award up to 25% either way to recognize special circumstances. In making such a recommendation, the CEO shall present to the Compensation Committee information regarding such factors as overall company performance, factors beyond the control of the Plan participant, and facts and circumstances which were not, and could have not been, anticipated by the Executive. Such recommendation shall only be implemented upon the further recommendation to, an approval of, the Board of Directors. A Discretionary Adjustment is not normal and will be made only as a true exception.
•	EBITDA Adjustment – For a Regional Director whose region exceeds EBITDA Maximum Goal, they may earn an additional award based on 5% of their region’s EBITDA in excess of their Maximum Goal.
Exception Requests or Changes to Financial Metrics or Strategic Initiatives
All exceptions or changes to Financial Metrics or Strategic Initiatives must be requested before or shortly after the actual event that creates the need for a potential exception.
How Awards are Determined
To receive any payment under the Financial Performance portion of the Executive Incentive Plan, a Participant must achieve Threshold of (a) the EBITDA goal for Regional Directors and (b) EPS for all other participating Executives.

•	For the CEO and CFO, failure to achieve Threshold on the EPS metric precludes payment of any incentive.

•	If an Executive other than the CEO and CFO, does not achieve Threshold performance on either EBITDA or EPS, as applicable, he/she will still be able to participate in the Strategic Initiative portion of the Executive Incentive Plan
For all Participants in the Executive Incentive Plan, if Valeant does not achieve a specified minimum EPS, no incentive amounts will be paid to the participating Executives under either the financial or strategic measures of the plan.
The objective of all Executives is to deliver consistent shareholder value. As a result, the Board of Directors reserves the right to terminate the Company’s Executive Incentive Plan based on financial performance of Valeant or significant diminution in the Company’s stock price as determined by the Board of Directors of Valeant.
Incentive payments will not be made to participants of a division, unit or function that fails to meet Sarbanes Oxley Section 404 standards.
Awards will range from 0 to 200% of the Participant’s target opportunity as shown:
Financial Performance / Award Payout Scale

Performance Level	Percent of Target Opportunity Earned
Below Threshold	0
Threshold	10%
Mid Point of Target and Threshold	55%
100% of goal (target)	100%
Maximum	200%
Strategic Initiatives / Award Payout Scale

Performance Level	Percent of Target Opportunity Earned
Below Threshold	0
Threshold	50%
100% of goal (target)	100%
Maximum	200%
Awards are determined by the CEO of Valeant. Strategic Initiatives should reflect challenges beyond the Executive’s regular responsibilities and reflect pay-for-performance. It is expected that such initiatives will be challenging and that the probability of achievement of any initiative will be as follows:

•	Threshold	80% — 90%
•	Target	60%
•	Maximum	10% — 20%.
As a measure of actual payout, over the entire group of participants in the plan, it is expected that the average percentage of target that will be paid out will be between 100% and 110%.
Currency fluctuations will be excluded from goal attainment calculations for regional and local participants except with respect to EPS metrics. Global participants in financial measures other than EPS will be assumed to be at Plan Rates unless otherwise specifically designated in advance on an individual basis.
The EPS metric is based on the “Adjusted EPS” as presented on the Company’s Earnings Releases further adjusted to reflect ribavirin royalties at Plan levels (including related tax consequences at the marginal U.S. tax rate). The EPS Metric is based on assumptions used in the Plan for the year. Any changes in accounting standards, major acquisitions, major dispositions or other material events shall be considered in establishing a revised metric and must be approved by the Compensation Committee.
The Board of Directors, upon recommendation of the Compensation Committee, may adjust the bonus of any one or more of the Executives downward by a maximum of 25%, for extraordinary circumstances.
Payout of Awards
Payments are made in cash (paycheck), in local currency, within 2-1/2 months following the end of the fiscal year, but not before the release of year-end results. An Executive’s award is subject to applicable withholdings.
Changes in an Executive’s Employment Status
If an Executive Leaves the Company – If an Executive leaves Valeant during the year, eligibility for the Executive’s award will depend on the reason the Executive is leaving.
Death, Disability, or Retirement – The Executive’s award will be pro-rated based on the number of full months the Executive has been employed during the year. The pro-rated award will be paid at the time Incentive Plan payments are made to all participants.
Other Reasons – If the Executive resigns or is terminated before the awards are paid, the Executive forfeits his or her award.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2006	VALEANT PHARMACEUTICALS INTERNATIONAL

	By	/s/ Bary G. Bailey

Bary G. Bailey
Executive Vice President and Chief Financial Officer